EXHIBIT 99

                     PRESS RELEASES OF DECEMBER 1 & 2, 2005


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EXHIBIT 99 XsunX Adds New Manufacturers to Products Development Program Thursday
December  1,  9:00  am  ET  Expansion  Marks  Continued   Progress  in  Business
Development for XsunX

ALISO VIEJO,  Calif.,  Dec. 1, 2005 (PRIMEZONE) -- XsunX, Inc. (OTC BB:XSNX.OB -
News), developer of Power Glass(TM) -- an innovative thin film solar technology that allows glass windows to produce electricity from the power of the sun, announced today that it has expanded the number of product development relationships it has with manufacturers of glass and thin films products.

This expansion is part of a program launched in May in which the Company began working with a select number of manufacturers in the glass, thin films and automotive industries whose creativity and innovative ideas could help drive the development of exciting applications for Power Glass(TM) photovoltaic thin films. The Company is providing these manufacturers with samples of Power Glass thin films and plans to adapt the on-going results of these working relationships into its manufacturing process line to meet the needs of its future licensees.

"It is exciting working with manufacturers and seeing how they envision the use of our Power Glass films in their products to bring additional function and value to their product line," stated Tom Djokovich, CEO of XsunX. "Working with manufacturers also marked the expansion for us from pure R&D operations into the business development arena. Although we still have more work to complete before we can begin licensing efforts, our entire team is committed to driving these product development tests into revenue producing relationships as soon as possible," concluded Mr. Djokovich.

About XsunX

Based in Aliso Viejo, California, XsunX is the developer of Power Glass - an innovative thin film solar technology that allows glass windows to produce electricity from the power of the sun. This proprietary process is intended to allow manufacturers to apply a semi-transparent and photovoltaic glazing to glass and other transparent substrates. When XsunX thin films are exposed to light, the light energy is converted into electrical energy for use as a power source. XsunX believes that its solar electric glazing technology has a number of major market opportunities in the worldwide architectural glass, optical film and plastics markets. Please visit the Company's website for more information: http://www.XsunX.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate,"



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"may," "intend," "expect" and similar expressions  identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with the impact of economic, competitive and other factors affecting the Company, its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:
   XsunX, Inc.
   Media Relations
   (949) 330-8060


------------------------
James L. Bartlett III
Wings Fund, Inc.
5662 Calle Real #115
Santa Barbara, CA 93117
www.WingsFund.com
Tel: 805-964-4633
Fax: 805-830-6340
Email: Jim@WingsFund.com



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RenewableEnergyStocks.com  Reports -- XsunX, a Building Integrated Photovoltaics
Developer, is Featured in Business 2.0 What's Next Section Friday December 2, 10:37 am ET

POINT ROBERTS, Wash., Dec. 2, 2005 (PRIMEZONE) - http://www.RenewableEnergyStocks.com (RES), an investor and industry news portal for the renewable energy sector, reports that XsunX, Inc. (OTC BB:XSNX.OB -
News), a Building Integrated Photovoltaics (BIPV) developer, was featured in this month's issue of Business 2.0, published by the FORTUNE Group at Time Inc. Business 2.0 magazine focuses on innovations in technology and identifies companies, strategies and ideas that impact the business environment.

The article entitled "Solar Power's Really Sticky App" discusses the versatility of XsunX's Power Glass(tm), an innovative thin film solar technology that may soon turn the glass skin of modern high rise and commercial buildings into power generating systems. "A 20-storey building has about 10 times more space for Power Glass than it does for roof panels. That puts XsunX on the cutting edge of a trend in the $7 billion solar industry called building-integrated photovoltaics, or BIPV," states author Meredith Sadin.

To     Access     the      Business      2.0      Article,      Click      Here:
http://www.business2.com/b2/web/articles/0,17863,1127667,00.html

RES does not make recommendations, but offers a unique free information portal to research news, articles, interviews and a growing list of participating public companies in the renewable energy industry.

Featured Company: (RES is compensated as disclosed in disclaimer below.)

XsunX, Inc (OTC BB:XSNX.OB - News) is the developer of Power Glass(tm), an innovative thin film solar technology that allows glass windows to produce electricity from the power of the sun. This proprietary process is intended to allow manufacturers to apply a transparent and photovoltaic glazing to glass and other transparent substrates. When XsunX glazing is exposed to light, the light energy is converted into electrical energy for use as a power source. XsunX believes that its solar electric glazing technology has a number of major market opportunities in the worldwide architectural glass, optical film and plastics markets.

For       more        information       on       XsunX,        click       here:
http://www.renewableenergystocks.com/CO/XSNX/Default.asp

http://www.RenewableEnergyStocks.com, a portal within the Investordeas.com content umbrella, offers investors research, news and links to public companies within the renewable energy sector. Our Current List of Renewable Energy Stocks: http://www.renewableenergystocks.com/Companies/RenewableEnergy/Stock_List.asp

RenewableEnergyStocks.com Blog

Read the latest news and views about the Renewable Energy Industry and Renewable Energy Stocks: http://RenewableEnergyStocks.blogspot.com/


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------------------------
James L. Bartlett III
Wings Fund, Inc.
5662 Calle Real #115
Santa Barbara, CA 93117
www.WingsFund.com
Tel: 805-964-4633
Fax: 805-830-6340
Email: Jim@WingsFund.com